As filed with the Securities and Exchange Commission on July 17, 2001

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN STANDARD COMPANIES INC.

Incorporated pursuant to the Laws of the State of Delaware
Internal Revenue Service Employer Identification No. 13-3465896

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ 08855-6820
(732) 980-6000

American Standard Companies Inc. Stock Incentive Plan

J. Paul McGrath, Esq.
Senior Vice President, General Counsel & Secretary
One Centennial Avenue
P.O. Box 6820
Piscataway, New Jersey 08855-6820

CALCULATION OF REGISTRATION FEE

============================================================================================================================

                                             Proposed maximum      Proposed maximum
Title of securities     Amount to be         offering price per    aggregate offering    Amount of
to be registered        registered           unit                  price                 registration fee

Common Stock, par       6,900,000 (1)           $57.91             $399,579,000             $99,894.75
value $ .01 per share                                                  (2)

====================================================================================================================================
(1)	Consists of shares of Common Stock to be offered pursuant to the American Standard Companies Inc. Stock Incentive Plan (the “Plan”). Such indeterminate number of additional shares as may be issuable pursuant to the recapitalization provisions under the Plan is hereby also registered.

(2)	Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $57.91 per share, which was the average of the high and low prices of American Standard Companies Inc. common shares on July 16, 2001 as reported on the New York Stock Exchange.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

                Incorporated by reference in this Registration Statement are the following documents heretofore filed by American Standard Companies Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

  The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

  All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

  The description of the Company’s Common Stock, par value $ .01 per share (the “Common Stock”), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.     Description of Securities

                Not applicable.

Item 5.     Interests of Named Experts and Counsel

                None.

Item 6.     Indemnification of Directors and Officers

                The Delaware General Corporation Law (the "Delaware Law") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Restated Certificate of Incorporation so provides, eliminating or limiting the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any such of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Under Delaware law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

                The Company's Restated Certificate of Incorporation and Amended By-Laws provide, among other things, that each person who was or is made a party to, or is threatened to be made a party to, any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity, shall be indemnified by the Company against all expenses, liability or loss (including attorneys' fees), judgments, fines, (amount to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The Company's Amended By-Laws also provide that expenses incurred by a director or officer in defending the proceedings specified above shall be paid by the Company in advance of the final disposition, provided that the Company is in receipt of an undertaking by or on behalf of the director or officer to repay such amount if it be determined that the director or officer is not entitled to be indemnified as provided in the Amended By-Laws. The Company may also provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers, provided that the Company must be authorized by its Board of Directors to pay expenses in advance to employees or agents.

                The Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities law.

Item 7.    Exemption from Registration Claimed

                 Not applicable.

Item 8.     Exhibits

                 An Exhibit Index, containing a list of all exhibits filed with this registration statement, is included on pages 9-13.

Item 9.     Undertakings

                (a)     Rule 415 Offering. The undersigned Registrant hereby undertakes:

                (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any Prospectus required by section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(ii)	To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b)     Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c)     Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piscataway, New Jersey on the 11th day of July, 2001.

                                   AMERICAN STANDARD COMPANIES INC.

                                   By:/s/ J. Paul McGrath
                                          J. Paul McGrath
                                          Senior Vice President, General Counsel
                                          and Secretary

               Each person whose signature appears below does hereby make, constitute and appoint Frederic M. Poses, J. Paul McGrath, G. Ronald Simon and G. Peter D'Aloia and each of them, with full power to act without the others, his true and lawful attorney-in-fact and agent, in his name, place and stead to execute on his behalf, as a director of American Standard Companies, Inc. (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of shares of the Company's common stock, par value $.01 ("Common Stock"), in connection with the American Standard Companies, Inc. Stock Incentive Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                         Title                       Date

/s/ Frederic M Poses       Chairman, Chief Executive      July 10, 2001
Frederic M. Poses           Officer, Director (Principal
                            Executive Officer)

/s/ G. Peter D'Aloia       Senior Vice President Chief    July 11, 2001
G. Peter D'Aloia            Financial Officer
                            (Principal Accounting and
                            Financial Officer)

/s/ Steven E. Anderson     Director                       July 11, 2001
Steven E. Anderson

/s/ Roger W. Parsons       Director                       July 11, 2001
Roger W. Parsons

/s/ Jared L. Cohon         Director                       July 11, 2001
Jared L. Cohon

/s/ Edward E. Hagenlocker  Director                       July 11, 2001
Edward E. Hagenlocker

/s/ James E. Hardymon      Director                       July 11, 2001
James E. Hardymon

/s/ David M. Roderick      Director                       July 11, 2001
David M. Roderick

/s/ J. Danforth Quayle     Director                       July 11, 2001
J. Danforth Quayle

Index to Exhibits

Exhibit No.                         Description of Exhibit

3.1            Restated Certificate of Incorporation of the Company; previously filed as
               Exhibit 3(i) in the Company’s Form 10-Q for the quarter ended September 30,
               1998, and herein incorporated by reference.

3.2
               Amended and Restated By-laws of the Company, previously filed as Exhibit (3)(ii)
               in the Company’s Form 10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.

4.1            Form of Common Stock Certificate; previously filed as Exhibit 4(i)
               in Amendment No. 3 to Registration Statement No.33-56409 of the
               Company, filed January 5, 1995, and herein incorporated by reference.

4.2            Indenture, dated as of November 1, l986, between American Standard Inc.
               (“American”) and Manufacturers Hanover Trust Company, Trustee,
               including the form of 9 ¼% Sinking Fund Debenture Due 2016 issued pursuant thereto on December 9, 1986, in the aggregate principal amount of $150,000,000;
               previously filed as Exhibit 4(iii) to American’s Form 10-K for the fiscal year ended December 31, 1986, and herein incorporated by reference.

4.3            Instrument of Resignation, Appointment and Acceptance, dated as of April 25,
               1988 among American, Manufacturers Hanover Trust Company (the “Resigning
               Trustee”) and Wilmington Trust Company (the “Successor Trustee”)
               relating to resignation of the Resigning Trustee and appointment of the
               Successor Trustee under the Indenture referred to in Exhibit (4)(ii) above;
               previously filed as Exhibit (4)(ii) to Registration Statement No. 33-64450 of
               American, filed June 16, 1993, and herein incorporated by reference.

4.4            First Supplemental Indenture, dated as of February 1, 2000 among American, the
               Company, and Wilmington Trust Company, as Trustee, previously filed as Exhibit
               (4)(iv) in the Company’s Form 10-K for the fiscal year ended December 31,
               1999, and herein incorporated by reference.

4.5            Form of Senior Debt Indenture dated as of January 15, 1998 among
               American, the Company and the Bank of New York; filed as Exhibit (4)(i)
               to Amendment No. 1 to Registration Statement No. 333-32627 filed
               September 19, 1997, and herein incorporated by reference.

4.6            Indenture dated as of January 15, 1998 among American, the Company and The Bank of New York, Trustee; previously filed as Exhibit 4.1 in the Company’s Form
               10-Q for the quarter ended September 30, 1998, and herein incorporated by reference.

4.7            First Supplemental Indenture dated as of January 15, 1998 between American, the
               Company and The Bank of New York, relating to the Company’s 7.375% Senior
               Notes due 2008, guaranteed by the Company; previously filed as Exhibit (4)(xi)
               in the Company’s Form 10-K for the fiscal year ended December 31, 1997, and herein incorporated by reference.

4.8            Second Supplemental Indenture dated as of February 13, 1998 between American, the Company and The Bank of New York relating to American’s 7 1/8% Senior
               Notes due 2003 and 7 5/8% Senior Notes due 2010, guaranteed by the Company;
               previously filed as Exhibit (4)(xii) in the Company’s Form 10-K for the fiscal year ended December 31, 1997, and herein incorporated by reference.

4.9            Third Supplemental Indenture dated as of April 13, 1998 to the Indenture dated
               January 15, 1998 among American, the Company and The Bank of New York relating to the 7 3/8% Senior Notes due 2005; previously filed as Exhibit 4.2 in the
               Company’s Form 10-Q for the quarter ended September 30, 1998, and herein incorporated by reference.

4.10           Fourth Supplemental Indenture dated as of May 28, 1999 to the Indenture dated as of January 15, 1998 among American, the Company and The Bank of New York relating to the 8.25% Senior Notes due; previously filed as Exhibit (4)(x) in the Company’s form 10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.

4.11           Fifth Supplemental Indenture dated as of May 28, 1999 to the Indenture dated as of May 28, 1999 among American, the Company and The Bank of New York relating to the 8.25% Senior Notes due 2009; previously filed as Exhibit (4)(xi) in the
               Company’s Form 10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.

4.12           Sixth Supplemental Indenture dated as of May 28, 1999 to the Indenture dated as of May 28, 1999 among American, the Company and The Bank of New York relating to the 7.125% Senior Notes due 2006, previously filed as Exhibit (4)(xii) in the
               Company’s Form 10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.

4.13           Amended and Restated Credit Agreement dated as of January 31, 1997, among the
               Company, American, certain subsidiaries of American and the financial institutions listed therein, The Chase Manhattan Bank, as Administrative Agent;
               Citibank, N. A., as Documentation Agent, The Bank of Nova Scotia and
               NationsBank, N.A., as Co-syndication Agents; Bankers Trust Company, Deutsche
               Bank AG, the Industrial Bank of Japan Trust Company, The Sanwa Bank Limited, New
               York Branch and The Sumitomo Bank, Ltd., as Senior Managing Agents; and The Bank
               of New York, Banque Paribas, CIBC Inc., CIBC Wood Gundy plc, Compagnie
               Financiere de CIC et de L’Union Europeenne, Credit Lyonnais, New York
               Branch, Fleet National Bank, The Long Term Credit Bank of Japan, Limited and The
               Toronto-Dominion Bank, as Managing Agents; previously filed as Exhibit
               (4)(xviii) to Amendment No. 2 to Registration Statement No. 333-18015, filed
               February 5, 1997, and herein incorporated by reference.

4.14           First Amendment dated as of May 22, 1997 to the Amended and Restated Credit
               Agreement dated as of January 31, 1997 among American, the Company, certain subsidiaries of American, the financial institutions party thereto and The Chase
               Manhattan Bank, as administrative agent; previously filed as Exhibit 4(a) to the
               Company’s Report on Form 8-K dated October 24, 1997, and herein incorporated by reference.

4.15           Second Amendment dated as of August 20, 1997 to the Amended and Restated Credit
               Agreement dated as of January 31, 1997 among American, the Company, certain subsidiaries of American, the financial institutions party thereto and The Chase
               Manhattan Bank, administrative agent; previously filed as Exhibit 4(b) to the
               Company’s report on Form 8-K dated October 24, 1997, and herein incorporated by reference.

4.16           Third Amendment dated as of August 7, 1998 to the Amended and Restated Credit
               Agreement dated as of January 31, 1997 among American, the Company, certain subsidiaries of American, the financial institutions party thereto and The Chase
               Manhattan Bank, as Administrative Agent; previously filed as Exhibit 4.3 in the
               Company’s Form 10-Q for the quarter ended September 30, 1998 and herein incorporated by reference.

4.17           Fourth Amendment dated as of December 22, 1998 to the Amended and Restated
               Credit Agreement dated as of January 31, 1997 among American, the Company, certain subsidiaries of American, the financial institutions party thereto and
               The Chase Manhattan Bank, as Administrative Agent; previously filed as Exhibit 4 in the Company’s Form 8-K dated December 22, 1998, filed February 12, 1999, and herein incorporated by reference.

4.18           Fifth Amendment dated as of November 30, 1999 to the Amended and Restated Credit
               agreement dated of as January 31, 1997 among American, the Company, certain subsidiaries of American, the financial institutions party thereto and The Chase
               Manhattan Bank, as Administrative Agent; previously filed as Exhibit (4)(xviii)
               in the Company’s Form 10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.

4.19           Form of Sixth Amendment dated as of September 25, 2000 to the Amended and
               Restated Credit Agreement dated as of January 31, 1997 among American, the
               Company, certain subsidiaries of American, the financial institutions party thereto and The Chase Manhattan Bank, as Administrative Agent; previously filed as Exhibit (4)(i) in the Company’s Form 10-Q for the quarter ended
               September 30, 2000, and herein incorporated by reference.

4.20           Rights Agreement, dated as of January 5, 1995, between the Company and Citibank
               N.A. as Rights Agent; previously filed as Exhibit (4)(xxv) to the Company’s
               Form 10-K for the fiscal year ended December 31, 1994, and herein incorporated by reference.

5              Opinion of Debevoise & Plimpton (filed herewith).

23.1           Consent of Ernst & Young LLP (filed herewith).

23.2           Consent of Debevoise & Plimpton (included in Exhibit 5).

24             Powers of Attorney (filed herewith - see pages 7-8 of the Registration Statement).

99.1           American Standard Companies Inc. Stock Incentive Plan as amended through
               December 7, 2000; previously filed as Exhibit 10(xiv) to the Company’s Form
               10-K for the fiscal year ended December 31, 2000, and herein incorporated by reference.

99.2           Addendum to Stock Incentive Plan referred to in Exhibit 99.1 above to comply with local regulations in the United Kingdom with respect to options granted in that country; previously filed as Exhibit 10(xii) in the Company’s Form
               10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.

99.3           Addendum to Stock Incentive Plan referred to in Exhibit 99.1 above to comply with local regulations in France with respect to options granted in that country; previously filed as Exhibit 10(xiii) in the Company’s Form 10-K for the fiscal year ended December 31, 1999, and herein incorporated by reference.